EXHIBIT 5.1

                                   March 21, 1994



Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

          Re:  CAPITAL AUTO RECEIVABLES, INC.
               REGISTRATION STATEMENT ON FORM S-3 (NO. 33-52597)

          We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities") with an aggregate principal amount of $6,193,150,815.02.

          As described in the Prospectus forming a part of the Registration Statement on the date of effectiveness, the Securities will be Asset Backed Notes ("Notes") and Asset Backed Certificates ("Certificates") that will be issued in series.
Each series of Notes and Certificates will be issued by a Delaware business trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and an Owner Trustee. Each series issued by a Trust may include one or more classes of Notes and one or more classes of Certificates. The Notes of any Trust will be issued pursuant to an Indenture (each, an "Indenture") by and between such Trust and an Indenture Trustee to be specified in the related Prospectus Supplement and a Trust Sale and Servicing Agreement by and among such Trust, the Company and General Motors Acceptance Corporation, as servicer (each, a "Trust Sale and Servicing Agreement"). The Certificates of any Trust will be issued pursuant to a Trust Agreement (each, a "Trust Agreement") by and among the Company and an Owner Trustee to be specified in the related Prospectus Supplement.

          We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed with the Registration Statement, the form of Indenture, the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "Trust Certificate")), the form of Trust Sale and Servicing Agreement, the form of Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Company and the form of Administration Agreement among the related Trust, the related Indenture Trustee and General Motors Acceptance Corporation, as administrator (collectively, the "Operative Documents"). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

Capital Auto Receivables, Inc.
March 21, 1994
Page 2

          On the basis of the foregoing and on the basis of our examination of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, it is our opinion that:

          (a)  The Company is a corporation validly
     existing and in good standing under the laws of the State of Delaware.

          (b) With respect to the Notes and Certificates of any series issued by any Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount or certificate balance, price, interest rate and other principal terms of such Notes and Certificates and the forms of such Notes and Certificates have been duly established and approved by the Company's Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) the Trust Certificate for the related Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes and Certificates have been duly executed and issued by such Trust and authenticated by the Indenture Trustee or the Owner Trustee and sold by the Company, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes and Certificates will have been duly authorized by all necessary action of the Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the Operative Documents, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer or sale of the Notes and Certificates.

          We wish to advise you that we are members of the bar of the State of Illinois and the opinions expressed herein are limited to the laws of the State of Illinois, the federal laws of the United States, the General Corporation Law of the State of Delaware and the Delaware Business Trust Act.

Capital Auto Receivables, Inc.
March 21, 1994
Page 3

          We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement, the filing of our opinion of even date herewith with respect to certain tax matters as Exhibit 8.1 to the Registration Statement and to the reference to our firm in the Prospectus included in the Registration Statement under the captions "PROSPECTUS SUMMARY--Certain Federal Income Tax Consequences," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL OPINIONS."

                                   Sincerely,



                                   -----------------------------
                                   KIRKLAND & ELLIS